Exhibit 5.1

                                               June 11, 1999


The Board of Directors
United Technologies Corporation
One Financial Plaza
Hartford, CT 06101

Re:      S-8 Registration Statement for Sundstrand Stock Based Plans

Ladies and Gentlemen:

         This opinion is furnished in connection with the proposed filing with the Securities and Exchange Commission (the "Commission") on or about June 11, 1999, of Post-Effective Amendment No. 1 on Form S-8 (the "Amendment") to the Registration Statement on Form S-4 (the "Registration Statement") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), in connection with the registration of up to 2,900,000 shares of United Technologies Corporation (the "Company") common stock, par value $1.00 per share (the "Company Common Stock") in aggregate pursuant to the Sundstrand Corporation Director Compensation Plan, the Sundstrand Corporation Management Stock Performance Plan, the Sundstrand Corporation Nonemployee Director Stock Option Plan, the Sundstrand Corporation Stock Incentive Plan (Amended and Restated) and the 1989 Restricted Stock Plan (the "Plans"). The Company filed the Registration Statement on May 7, 1999 in order to register shares of Company Common Stock, in connection with the merger (the "Merger") of Sundstrand Corporation, a Delaware corporation ("Sundstrand"), with and into HSSail Inc., a wholly owned subsidiary of the Company and a Delaware corporation ("Merger Sub"), pursuant to the Agreement and Plan of Merger, dated as of February 21, 1999, among the Company, Merger Sub and Sundstrand (the "Merger Agreement"). The Merger was consummated on June 10, 1999.

         I have acted as Counsel to the Company in connection with certain matters relating to the Merger and the substitution of shares of Company Common Stock for shares of Sundstrand Corporation Common Stock under the Plans in accordance with the Merger Agreement. I am familiar with the Corporate proceedings relating to the Merger Agreement and have examined such documents and considered such matters of law as I have deemed necessary in giving this opinion. In my examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such copies. In making my examination of documents executed by parties other than the Company, I have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and also have assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinion expressed herein which we have not independently established or verified, I have relied upon statements and representations of officers and other representatives of the Company and others.

W.H. Trachsel
June 11, 1999
Page 2


         I am admitted to the Bar of the State of Connecticut, and I do not express any opinion as to the law of any jurisdiction except for the General Corporation Law of the State of Delaware.


         Based upon and subject to the foregoing, I am of the opinion that all Shares to be offered and sold pursuant to the Plans that will be original issue Shares have been duly authorized, and, upon issuance in accordance with the terms of the Plans, will be validly issued, fully paid and non-assessable. I hereby consent to the filing of this opinion as an Exhibit to the aforementioned Amendment. In giving this opinion, however, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commissioner thereunder.



                                          Very truly yours,


                                          /s/ William H. Trachsel
                                          -----------------------------
                                          William H. Trachsel
                                          Senior Vice President, General Counsel
                                          and Secretary


WHT/pr